UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 27, 2006
FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)

Montana	33-64304	81-0331430

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT		59116

(Address of principal executive offices)		(Zip Code)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
     On November 27, 2006, FIB, LLC (“FIB”), a wholly owned subsidiary of First Interstate BancSystem, Inc. (the “Registrant”), entered into an Equity Purchase Agreement dated as of November 22, 2006 among the members of iPay Technologies, LLC (“iPay”), and SEI V iPAY AIV, L.P., Spectrum V Investment Managers’ Fund, L.P. and BV Investor I, Inc. (collectively, the “Buyers”). The business of iPay consists of developing, marketing and providing Internet bill payment services to banks and credit unions. FIB is a member owning a minority equity interest in iPay. Pursuant to the Equity Purchase Agreement, a restructure of iPay will be followed by the redemption, purchase or rollover of all membership interests, whereby the business of iPay will be acquired by the Buyers. The Equity Purchase Agreement provides that all of FIB’s membership interest will be redeemed or purchased. It is contemplated that the closing of the Equity Purchase Agreement will occur on or before December 15, 2006, subject to certain financing and other closing conditions. The Equity Purchase Agreement contains representations, warranties, covenants (including non-competition restrictions), indemnification and other contractual provisions that are customary for transactions of such type.
     Subject to certain working capital and other adjustments, the aggregate consideration to be received by FIB in the transaction for the redemption and purchase of its membership interest is anticipated to be approximately $20,800,000. A portion of FIB’s total consideration in the amount of approximately $1,300,000 will be placed in escrow pursuant to the terms of the Equity Purchase Agreement.
     The foregoing description of the Equity Purchase Agreement and the transactions contemplated thereby include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding the expected restructure and acquisition of iPay; the redemption, purchase or rollover of iPay membership interests; the closing of the Equity Purchase Agreement; and, the anticipated consideration to be received by FIB. All forward-looking statements involve assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or anticipated therein. Among the factors that could cause actual results to differ materially from the forward-looking statements are (i) the possibility that the agreement is not consummated on or before the scheduled closing date or anytime thereafter due to the failure to obtain the anticipated financing or a failure of other closing conditions, (ii) the potential breach of the agreement by one or more of the parties thereunder, and (iii) the possible termination of the agreement. Readers are cautioned not to place undue reliance on any forward-looking statement. The Registrant undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which this statement is made or to reflect the occurrence of unanticipated events.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 27, 2006

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer